UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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CREDITRISKMONITOR.COM, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CREDITRISKMONITOR.COM, INC.
704 Executive Boulevard, Suite A
Valley Cottage, New York 10989

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 28, 2016

To the Stockholders of CreditRiskMonitor.com, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of CreditRiskMonitor.com, Inc., a Nevada corporation (the “Company”), will be held on July 28, 2016 at 704 Executive Boulevard, Suite A, Valley Cottage, NY 10989, at 9:30 a.m., for the following purposes:

1.	To elect five directors for the coming year;

2.	To hold an advisory, non-binding vote on the compensation of our named executive officers;

3.	To ratify the selection of CohnReznick LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016; and

4.	To transact such other business as may properly come before the meeting.

Only stockholders of record at the close of business on June 6, 2016 are entitled to notice of and to vote at the meeting or at any adjournment thereof.

Important notice regarding the availability of Proxy Materials: The proxy statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 are available electronically at www.proxyvote.com.

Jerome S. Flum
Chief Executive Officer

Valley Cottage, New York
June 6, 2016

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE.  FOR SPECIFIC INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD.  ANY STOCKHOLDER MAY REVOKE A SUBMITTED PROXY AT ANY TIME BEFORE THE MEETING BY WRITTEN NOTICE TO SUCH EFFECT, BY SUBMITTING A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON.  THOSE VOTING BY INTERNET OR BY TELEPHONE MAY ALSO REVOKE THEIR PROXY BY VOTING IN PERSON AT THE MEETING OR BY VOTING AND SUBMITTING THEIR PROXY AT A LATER TIME BY INTERNET OR BY TELEPHONE.

CREDITRISKMONITOR.COM, INC.
704 Executive Boulevard, Suite A
Valley Cottage, New York 10989

PROXY STATEMENT

SOLICITING, VOTING AND REVOCABILITY OF PROXY

This proxy statement is being made available to all stockholders of record at the close of business on June 6, 2016, in connection with the solicitation by the Board of Directors of the Company (the “Board”) of proxies to be voted at the Annual Meeting of Stockholders to be held on July 28, 2016 at 9:30 a.m., local time, or any adjournment thereof, at 704 Executive Boulevard, Suite A, Valley Cottage, NY 10989.  Proxy materials for the Annual Meeting of Stockholders were made available to stockholders on or about June 20, 2016.

All shares represented by proxies duly executed and received will be voted on the matters presented at the meeting in accordance with the instructions specified in such proxies.  If you are a beneficial owner of shares held in street name and you do not provide specific voting instructions to the organization that holds your shares, the organization will be prohibited from voting your shares on “non-routine” matters. This is commonly referred to as a “broker non-vote”. The election of directors and the advisory vote on the compensation of certain of our executive officers are considered “non-routine” matters and therefore may not be voted on by your bank or broker absent specific instructions from you.  Please instruct your bank or broker so your vote can be counted.

The ratification of the appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for 2016 (Proposal Number 3) is considered a routine matter under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal Number 3.

The Board does not know of any other matters that may be brought before the meeting nor does it foresee or have reason to believe that the proxy holder will have to vote for substitute or alternate nominees to the Board.  In the event that any other matter should come before the meeting or any nominee is not available for election, the person named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matters in accordance with his best judgment.

The total number of common shares outstanding and entitled to vote as of the close of business on June 6, 2016 was 10,722,321.  The common shares are the only class of securities entitled to vote on matters presented to the stockholders, each share being entitled to one vote.  A majority of the common shares outstanding and entitled to vote as of the close of business on June 6, 2016 or 5,361,161 common shares, must be present at the meeting in person or by proxy in order to constitute a quorum for the transaction of business. Abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.  All information regarding the Company’s common stock and stock options contained above or elsewhere in this Proxy Statement has been adjusted to reflect the Company’s 1.3-for-1 stock split, effected in the form of a 30% stock dividend, effective as of December 15, 2015.

With regard to Proposal Number 1, the election of directors, votes may be cast in favor or withheld.  Each director shall be elected by a plurality of the votes cast in favor.  Accordingly, since there is a nominee for each of the five directorships, each nominee who receives one or more votes will be elected as a director.  Abstentions and broker non-votes will have no effect on the outcome of this Proposal.

With regard to Proposal Number 2, Advisory Vote on Executive Compensation, votes may be cast in favor, against or you may abstain.  The affirmative vote of a majority of shares present in person or by proxy and entitled to vote is necessary for approval of our executive compensation.  However, this advisory vote is not binding on us, our board of directors, or management.  Abstentions will not be voted, although they will be counted as present and entitled to vote for purposes of the Proposal.  Accordingly, an abstention will have the effect of a vote against this Proposal.  Broker non-votes will have no effect on the outcome of this Proposal.

With regard to Proposal Number 3, the ratification of CohnReznick LLP as the Company’s independent registered public accounting firm, votes may be cast in favor, against or you may abstain.  The affirmative vote of a majority of shares present in person or by proxy and entitled to vote is necessary for ratification of the Company’s independent registered public accountants.  Abstentions will not be voted, although they will be counted as present and entitled to vote for purposes of the Proposal.  Accordingly, an abstention will have the effect of a vote against this Proposal.  A broker who does not receive instructions as to how to vote your shares may vote at its discretion in connection with this Proposal.

Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise.  The proxy may be revoked by filing with us written notice of revocation or a fully executed proxy bearing a later date.  The proxy may also be revoked by affirmatively electing to vote in person while in attendance at the meeting.  However, a stockholder who attends the meeting need not revoke a proxy given and vote in person unless the stockholder wishes to do so.  Written revocations or amended proxies should be sent to us at 704 Executive Boulevard, Suite A, Valley Cottage, New York 10989, Attention: Corporate Secretary.  Those voting by Internet or by telephone may also revoke their proxy by voting in person at the meeting or by voting and submitting their proxy at a later time by Internet or by telephone.

The proxy is being solicited by the Board.  We will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and other custodians, nominees and fiduciaries for forwarding proxy materials to beneficial owners of the Company’s shares.  Solicitations will be made primarily by mail, but certain of the directors, officers or employees may solicit proxies in person or by telephone, telecopier or email without special compensation.

A list of stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose germane to the meeting, during ordinary business hours, for ten (10) days prior to the meeting, at the Company’s offices located at 704 Executive Boulevard, Suite A, Valley Cottage, New York 10989, and also during the whole time of the meeting for inspection by any stockholder who is present.  To contact us, stockholders should call Lawrence Fensterstock at (845) 230-3060.

EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE

The following table shows all cash compensation paid or to be paid by the Company during the fiscal years indicated to the chief executive officer and all other executive officers of the Company as of the end of the Company’s last fiscal year.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary	Bonus (1)	Option Awards (2)	All Other Compensation	Total
Jerome S. Flum, Chairman and Chief Executive Officer	2015	$170,000	$40,000	$-0-	$-0-	$210,000
	2014	$164,760	$33,750	$-0-	$-0-	$198,510
William B. Danner, President	2015	$204,600	$65,000	$10,911	$-0-	$280,511
	2014	$198,600	$48,750	$10,911	$-0-	$258,261
Lawrence Fensterstock, Senior Vice President	2015	$170,000	$63,000	$740	$-0-	$233,740
	2014	$164,760	$47,250	$740	$-0-	$212,750

(1) The amounts in this column reflect bonuses awarded for the fiscal year shown but paid in the subsequent fiscal year.

(2) Represents the compensation costs of stock option awards for financial reporting purposes for the year under ASC 718, rather than an amount paid to or realized by the named executive officer. For a more detailed discussion of the assumptions used in estimating fair value, see Note 6 (Common Stock, Stock Options, and Stock Appreciation Rights) of the Notes to Financial Statements in the Annual Report on Form 10-K for the year ended December 31, 2015 that accompanies this proxy statement.

OUTSTANDING EQUITY AWARDS

No stock options were granted to the Company’s executive officers during the fiscal year ended December 31, 2015.

The following table reflects outstanding equity grants to the Company’s executive officers as of December 31, 2015:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Un-exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
William B. Danner	-0-	13,000	-0-	$5.58	01-14-21
	-0-	6,500	-0-	$2.32	07-11-22
Lawrence Fensterstock	-0-	2,600	-0-	$2.32	07-11-22

The closing market price of the Company’s common stock on December 31, 2015 was $1.94 per share.

The options under Mr. Danner’s grants expiring in 2021 and 2022 and Mr. Fensterstock’s grant expiring in 2022 may be exercised after four years in installments upon the attainment of specified length of service. In the event of a change in control (as defined), the options will vest in full at the time of such change in control.

DIRECTOR COMPENSATION

Effective January 1, 2010, non-employee directors receive $750 per quarter or a total of $3,000 per calendar year.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash	Option Awards(1)	Total
Andrew J. Melnick	$3,000	$1,850	$4,850
Jeffrey S. Geisenheimer	$3,000	$1,850	$4,850
Joshua M. Flum	$3,000	$7,584	$10,584
Richard J. James	$3,000	$1,850	$4,850

(1) Represents the compensations costs for financial reporting purposes for the year under ASC 718. For a more detailed discussion of the assumptions used in estimating fair value, see Note 6 (Common Stock, Stock Options, and Stock Appreciation Rights) of the Notes to Financial Statements in the Annual Report on Form 10-K for the year ended December 31, 2015 that accompanies this proxy statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth as of March 8, 2016 information regarding the beneficial ownership of the Company’s voting securities (i) by each person or group known by the Company to be the owner of record or beneficially of more than five percent of the Company’s voting securities, (ii) by each of the Company’s directors and executive officers, and (iii) by all directors and executive officers of the Company as a group. Except as indicated in the following notes, the owners have sole voting and investment power with respect to the shares. Unless otherwise noted, each owner’s mailing address is c/o CreditRiskMonitor.com, Inc., 704 Executive Boulevard, Valley Cottage, New York 10989.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class
Santa Monica Partners, L.P./ La’Dadande Limited Partnership/ Lawrence J. Goldstein (2) 1865 Palmer Avenue Larchmont, NY 10538	815,901	7.58%
Arosa Investments Management LLC (3) 540 N. Dearborn Street Chicago, IL 60610	633,950	5.89%
Flum Partners (4)	5,641,134	52.42%
Jerome S. Flum	6,238,776 (5)(6)	57.97%
William B. Danner	169,936	1.58%
Lawrence Fensterstock	140,818	1.31%
Andrew J. Melnick	52,000	*
Jeffrey S. Geisenheimer	121,448	1.13%
Joshua M. Flum	45,500	*
Richard J. James	60,450	*
All directors and executive officers (as a group (7 persons))	6,828,928 (5)(6)	63.46%

*less than 1%

(1) Does not give effect to (a) options to purchase 348,350 shares of Common Stock granted to 27 officers and employees pursuant to the 2009 Long-Term Incentive Plan of the Company,  and (b) options to purchase an aggregate of 34,000 shares granted to the non-employee directors pursuant to the 2009 Long-Term Incentive Plan of the Company. All of the foregoing options are not exercisable within sixty days. Includes 2,600 shares of Common Stock issued to Flum Partners in consideration of loans to the Company. Includes options to purchase 39,000 shares of Common Stock granted to Mr. Joshua Flum which are immediately exercisable.

(2) Based on the information contained in a Schedule 13G/A filed February 10, 2014. The general partner of Santa Monica Partners, L.P. is SMP Asset Management, LLC. The general partner of La’Dadande Limited Partnership is La’Dadande Corp.  Lawrence J. Goldstein is an individual investor, the sole managing member and sole owner of SMP Asset Management, LLC, a limited partner of La’Dadande Limited Partnership and President of La’Dadande Corp., and may be deemed to beneficially own these shares. Mr. Goldstein disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(3) Based on the information contained in a Schedule 13G filed July 7, 2015. The managing member of Arosa Investment Management is Alex Tabatabai.

(4) The sole general partner of Flum Partners is Jerome S. Flum, Chairman of the Board and Chief Executive Officer of the Company.

(5) Includes 5,641,134 shares owned by Flum Partners, of which Mr. Flum is the sole general partner, which are also deemed to be beneficially owned by Mr. Flum because of his power, as sole general partner of Flum Partners, to direct the voting of such shares held by the partnership. Mr. Flum disclaims beneficial ownership of the shares owned by Flum Partners. The 6,238,776 shares of Common Stock, or 57.97% of the outstanding shares of Common Stock, may also be deemed to be owned, beneficially and collectively, by Flum Partners and Mr. Flum, as a “group”, within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Act”).

(6) Includes 7,800 shares of Common Stock owned by a grandchild of Mr. Flum, the beneficial ownership of which is disclaimed by Mr. Flum. Also, includes 260,000 shares of Common Stock owned by Family Trusts established by Mr. Flum, the beneficial ownership of which is disclaimed by Mr. Flum.

The Company’s equity compensation plans approved by stockholders are the 1998 Long-Term Incentive Plan, which expired May 11, 2009, and the 2009 Long-Term Incentive Plan. The 2009 Long-Term Incentive Plan provides for the grant of options and other awards up to an aggregate of 1,300,000 shares of common stock.

The following table summarizes information about the Company’s common stock that may be issued upon the exercise of options, warrants and rights under all equity compensation plans of the Company as of December 31, 2015.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by stockholders	337,350	$3.01	1,001,650
Total	337,350	$3.01	1,001,650

PROPOSAL 1:  ELECTION OF DIRECTORS

Five directors are to be elected at the meeting to serve until the next annual meeting of stockholders and until their respective successors shall have been elected and have qualified.  The directors shall be elected by a plurality of the votes cast in favor.  Accordingly, based upon there being five nominees, each person who receives one or more votes will be elected as a director.

Nominees for Directors

All five of the nominees are currently members of the Board.  The Board recommends a vote FOR all nominees.

The following table sets forth certain information regarding those individuals currently serving as the directors, as of March 8, 2016:

Name	Age	Principal Occupation/Position Held with Company	Officer or Director Since
Jerome S. Flum	75	Chairman of the Board/Chief Executive Officer	1983
Andrew J. Melnick	74	Director	2005
Jeffrey S. Geisenheimer	50	Director	2005
Joshua M. Flum	46	Director	2007
Richard J. James	76	Director	1992

The following pages contain biographical and other information about the nominees.

Jerome S. Flum has been a Director since 1983 and was appointed President and Chief Executive Officer of the Company and Chairman of the Board in June 1985. Since 1968 he has been in the investment business as an institutional security analyst, research and sales partner at an investment firm and then as a general partner of a private investment pool. Before entering the investment business, Mr. Flum practiced law, helped manage a U.S. congressional campaign and served as a legal and legislative aide to a U.S. congressman. He has been a guest lecturer at the Massachusetts Institute of Technology/Sloan School of Management Lab for Financial Engineering. Mr. Flum received a BS degree in business administration from Babson College and a JD degree from Georgetown University Law School. We believe that Mr. Flum’s extensive experience, including his service as Chairman of the Board since June 1985, give him the qualifications and skills to serve as one of the directors.

Andrew J. Melnick has been a Director since March 2005. Since the end of 2014, Mr. Melnick has been the Chief Investment Strategist and a shareholder in the investment advisory firm BPV Capital Management. BPV provides investment advisory services to institutions and individual clients. From 2010 to 2014, he was a Managing Partner of SkyView Investment Advisors. The firm acted as lead sub-advisor to 40 Act alternative mutual funds. From 2005 to 2009, Mr. Melnick helped manage two hedge funds.  He retired from Goldman, Sachs & Co. at the end of 2004. He joined Goldman Sachs in 2002 as Co-Director of its Global Investment Research Division and a member of its Management Committee. Prior to joining Goldman Sachs, Mr. Melnick was Senior Vice President and Director of the Global Securities and Economics Research Group of Merrill Lynch. During his 13 years at Merrill Lynch, he expanded the Firm’s Research Group from primarily a domestic effort to one with research offices in 26 countries around the world. During that period Merrill Lynch was ranked as the top research department in nearly all regions of the world including six straight times as the number one equity research department in the United States. Previous employment: President of Woolcott & Co., a boutique research and investment banking firm; Director of Research and a Partner of L.F. Rothschild Unterberg Towbin; and Senior Analyst at Drexel Burnham Lambert. Mr. Melnick is a Commissioner of the Monmouth County Improvement Authority, a member of the Board of Trustees of the Monmouth Medical Center, and serves on the Board of Governors of the American Jewish Committee and acts as Chairman of their Investment Committee. Mr. Melnick earned a BA in economics and MBA in finance from Rutgers. He is a Chartered Financial Analyst (C.F.A.). We believe that Mr. Melnick’s corporate finance and executive-level experience, as well as his service on the Board since March 2005, give him the qualifications and skills to serve as one of the directors.

Jeffrey S. Geisenheimer has been a Director since December 2005. He has been the Chief Financial Officer for the Coleman Research Group, Inc., a primary research firm serving the investment and corporate communities, since September 2011. In this capacity, he is responsible for all the financial, administrative and research operations. Prior to joining Coleman Research Group, Mr. Geisenheimer was the CFO of five private equity-backed companies (Ford Models, Inc., from 2008 to 2011, Managed Systems, Inc., from 2007 to 2008, Register.com, Inc., 2007, Instant Information, Inc., from 2005 to 2007 and Moneyline Telerate, Inc., from 2003 to 2005) and two publicly traded companies (Multex.com, Inc., from 1999 to 2003, and Market Guide, Inc., from 1987 to 1999). While CFO at three of these companies (Market Guide, Multex and Moneyline Telerate) he oversaw their acquisition by much larger corporations. Mr. Geisenheimer received a BBA degree in banking and finance and a MBA degree in accounting from Hofstra University. We believe that Mr. Geisenheimer’s executive-level experience, as well as his experience in the areas of finance and mergers and acquisitions, and his service on the Board since December 2005, give him the qualifications and skills to serve as one of the directors.

Joshua M. Flum has been a Director since September 2007. He has been an executive with CVS Health Corporation since July 2004. Mr. Flum began his career at CVS Health in Store Operations and is currently Executive Vice President, Pharmacy Services. Prior to joining CVS Health, Mr. Flum spent three years with The Boston Consulting Group specializing in the Consumer and Retail Practice Area. Mr. Flum is a graduate of the Yale Law School and spent the first years of his professional career clerking for the Honorable Edward R. Becker, Chief Judge of the United States Court of Appeals for the Third Circuit, and then at the law firm of Miller, Cassidy, Larroca and Lewin, LLP. We believe that Mr. Flum’s experience in the areas of business consultation and legal, and his service on the Board since September 2007, give him the qualifications and skills to serve as one of the directors.

Richard J. James has been a Director since April 1992. He is currently retired. He was a Consultant for Sigma Breakthrough Technologies, Inc. from 2005 to 2013, working with leading international and domestic Fortune 500 companies to improve their new product development and operational processes. From 1980 until 2002, Mr. James served as the Technical Manager for Polaroid Corporation’s Consumer Hardware Division, supporting manufacturing plants in Scotland, China and the United States. In this role, he was responsible for increasing the business performance of Polaroid’s instant consumer cameras through improved manufacturing processes and product redesigns. From 1968 through 1979, Mr. James was President of James Associates, a group of businesses involving accounting and tax preparation, small business consulting, real estate sales and rentals, and retail jewelry sales. Mr. James was a founding Board member and VP Finance of the Boston Chapter of the Society of Concurrent Product Development. Mr. James holds a BS in chemical engineering from Northeastern University and has completed extensive managerial and technical subjects. We believe that Mr. James’ corporate finance and executive-level experience, as well as his service on the Board since April 1992, give him the qualifications and skills to serve as one of the directors.

Term of Office

Each director will hold office until the next annual meeting of stockholders and until his successor is elected and qualified or until his earlier resignation or removal.  Each executive officer will hold office until the initial meeting of the Board following the next annual meeting of stockholders and until his successor is elected and qualified or until his earlier resignation or removal.

Family Relationships

Joshua M. Flum is the son of Jerome S. Flum.

Executive Officers

Name	Age	Principal Occupation/Position Held with Company	Officer or Director Since
William B. Danner	59	President/Chief Operating Officer	2005
Lawrence Fensterstock	65	Senior Vice President/Chief Financial Officer/Secretary	1999

William B. Danner joined the Company in May 2005 as Chief Marketing Officer, was appointed Chief Operating Officer in October 2005 and appointed President in May 2007. Mr. Danner’s experience includes over 25 years in financial services and information services. Prior to joining the Company, his most recent experience included brand strategy and business development consulting for financial services clients at his own firm, Danner Marketing. Clients included WellPoint and Bowne & Co. Previously, he was at Citigate Albert Frank, a marketing communications company in New York City, where he provided strategic planning and brand consulting for a variety of leading financial services organizations including Reuters Instinet and the CFA Institute. From 1997 to 2001, Mr. Danner was Vice President of Market Development at MetLife’s employee-benefits business. Before joining MetLife, he was at Dun & Bradstreet for over 5 years, most recently as Vice President, Strategic Planning. He spent nearly the first 10 years of his career at General Electric Company, working in increasingly responsible positions at GE Information Services and GE Capital. Mr. Danner earned a BA in economics at Harvard College and an MBA at Harvard Business School.

Lawrence Fensterstock joined the Company and was elected to his current offices in January 1999. Previously, he joined Market Guide Inc. in September 1996 to assist in the formation of its credit information services division. From 1993 to 1996, Mr. Fensterstock was with Information Clearinghouse Incorporated (“ICI”) and was closely involved in the formation of its credit reporting service. In addition to being responsible for the publication of the various facets of this credit reporting service, he was chief operating and financial officer of ICI. From 1989 through 1992, Mr. Fensterstock was Vice President-Controller, Treasurer and Corporate Secretary for a private entity formed to acquire Litton Industries’ office products operations in a leveraged buyout. There, he spent over 2 years acting as de facto chief financial officer. Mr. Fensterstock is a certified public accountant who began his career in 1973 with Arthur Andersen LLP. He earned a BA degree in economics from Queens College and an MBA degree from The University of Chicago Business School.

Significant Employees

Michael Broos has been Chief Technology Officer since December 2001. He has more than 30 years of experience leading technology teams in the development and implementation of software applications for the Internet, Windows, DOS, and mainframes. Before joining the Company, Mr. Broos was Senior Vice President of Technology for About.com; Chief Technology Officer of Fan2Fan.com; Chief Technology Officer of AKA.com; Vice President of Internet Solutions for Inventure.com; and Vice President of Software Development for Dun & Bradstreet for 8 years. Prior to joining Dun & Bradstreet in 1990, Mr. Broos was an independent consultant and entrepreneur for 10 years, during which time he co-founded several software companies, including Infocom (the creators of Zork). Mr. Broos began his career with a ten-year stint on the academic computer research staff of the M.I.T. Laboratory of Computer Science, where he developed interactive, graphical and email-based applications for the ARPANET (the precursor of today’s Internet).

Camilo Gomez joined the Company in October 2009 to lead a new Quantitative Research effort. Prior to joining the Company, Dr. Gomez was a principal at Lone Pine Mesa LLC, where he consulted with companies in the area of specialty finance since 2005. Prior to that, he was a Managing Director at Standard & Poor’s Risk Solutions group since 2001. Before S&P, Dr. Gomez was co-founder and Group Head for Financial Analytics for the Center for Adaptive Systems & Applications (“CASA”), a company spun off from the Los Alamos National Laboratory where he had been a researcher. Formed in collaboration with Citibank, CASA provided quantitative analytical consulting services to Fortune 500 companies. A major focus at CASA was to develop scoring and economic response models covering different regions of the globe. Dr. Gomez earned a B.S. in 1980 and a Ph.D. in 1985 from the Massachusetts Institute of Technology.

Patricia A. McParland joined the Company in November 2014 to head the Company’s Marketing effort. She brings more than 20 years of business information industry experience in marketing and product management for industry leaders such as Dun & Bradstreet and Dow Jones & Company as well as smaller companies. Most recently she headed the corporate marketing team at Dun & Bradstreet, performing progressively more challenging roles in marketing communications, product marketing and product management over a 13 year tenure there. From 1992-2000, Ms. McParland worked for Dow Jones & Company, where she provided integral leadership in the redesign of Dow Jones Interactive, a Web-based research service for enterprise customers, and in the creation of Factiva.com, its successor formed by a joint venture with Reuters. Her experience in the information industry includes all aspects of marketing, from product creation through launch, sales enablement, branding, marketing communications and digital marketing. She started her career in marketing communications at NewsNet, a pioneer in online business news. Ms. McParland holds a B.A. in English from the College of William and Mary.

Committees

The Audit Committee

The Audit Committee assists the Board in fulfilling its responsibility to the shareholders, potential shareholders and investment community relating to corporate accounting, reporting practices of the Company and the quality and integrity of the Company’s financial reporting. To fulfill its purposes, the Committee’s duties include to:

•	Appoint, evaluate, compensate, oversee the work of, and if appropriate terminate, the independent auditor, who shall report directly to the Committee.

•	Approve in advance all audit engagement fees and terms of engagement as well as all audit and non-audit services to be provided by the independent auditor.

•	Engage independent counsel and other advisors, as it deems necessary to carry out its duties.

In performing these functions, the Audit Committee meets periodically with the independent auditors and management to review their work and confirm that they are properly discharging their respective responsibilities.  The Board has adopted a written charter for the Audit Committee, a copy of which was annexed to the Company’s 2013 Proxy Statement and can be found on the Company’s website, http://www.crmz.com, under “Investor Information”.

The Audit Committee currently consists of the Company’s outside directors – Andrew Melnick, Jeffrey Geisenheimer, Joshua Flum and Richard James, all of whom, except Mr. Flum, are audit committee financial experts and independent, as such terms are defined by the SEC.

Nominating Committee

Due to the Company’s small size and scope of operations, it does not have a separately designated and standing nomination committee at this time, and therefore the entire Board is responsible for screening and reviewing potential director candidates and nominating and recommending such candidates for election by the stockholders.

Compensation Committee

The Compensation Committee of the Board is responsible for advising the Board with respect to the compensation of the Company’s employees, including the determination of the compensation for the Chief Executive Officer and the other executive officers, the approval of one or more stock option plans and other compensation plans covering the Company’s employees, and the grant of stock options and other awards pursuant to stock option plans and other compensation plans. The members of the Compensation Committee currently are Messrs. Andrew Melnick, Jeffrey Geisenheimer, Joshua Flum and Richard James. The Compensation Committee does not currently have a charter.

The Compensation Committee may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Compensation Committee. The Chief Executive Officer assists the Compensation Committee from time to time by advising on a variety of compensation matters, such as assisting the Compensation Committee in determining appropriate salaries and bonuses for the executive officers. The Compensation Committee has the authority to consult with management and to engage the services of outside advisors, experts and others to assist it in its efforts.

Board Leadership Structure and Role in Risk Oversight

The Board as a whole is responsible for the Company’s risk oversight. The executive officers address and discuss with the Board the Company’s risks and the manner in which the Company manages or mitigates such risks. While the Board has the ultimate responsibility for the Company’s risk oversight, the Board works in conjunction with its committees on certain aspects of its risk oversight responsibilities. In particular, the Audit Committee focuses on financial reporting risks and related controls and procedures.

Since 1985, Jerome S. Flum has served as the Chairman of the Board and Chief Executive Officer. We do not currently have a lead independent director. At this time, the Board believes that Mr. Flum’s combined role as Chief Executive Officer and Chairman of the Board enables us to benefit from Mr. Flum’s significant institutional and industry knowledge and experience, while at the same time promoting unified leadership and direction for the Board and executive management without duplication of effort and cost. Given the Company’s history, position, Board composition and the relatively small size of the company and management team, at this time the Board believes that we and the shareholders are best served by the current leadership structure.

Report of the Audit Committee

In overseeing the preparation of the financial statements of CreditRiskMonitor.com, Inc. as of December 31, 2015 and for the years ended December 31, 2015 and 2014, the Audit Committee met with management to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues.  Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with management.  The Committee also discussed with CohnReznick LLP, the Company’s outside auditors (“CohnReznick”), the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Committee received the written disclosures and the letter from CohnReznick required by applicable requirements of the Public Company Accounting Oversight Board regarding CohnReznick’s communications with the Committee concerning independence and the Committee discussed CohnReznick’s independence with CohnReznick.

On the basis of these reviews and discussions, the Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, for filing with the Securities and Exchange Commission.

Meetings

The Board held four (4) meetings during the fiscal year ended December 31, 2015.

The Audit Committee of the Board held one (1) meeting during the fiscal year ended December 31, 2015, prior to the filing of the Company’s Annual Report on Form 10-K.

During 2015, all of the directors, other than Richard James, attended at least 75% of the meetings of the Board and of the committees on which they served.

The Company does not have a formal policy regarding director attendance at the annual meeting of stockholders. However, all directors are encouraged to attend.

Communications with the Board

Any security holder who wishes to communicate with the Board or a particular director should send the correspondence to the Board, CreditRiskMonitor.com, Inc., 704 Executive Boulevard, Suite A, Valley Cottage, New York 10989, Attention: Corporate Secretary.  Any such communication so addressed will be forwarded by the Corporate Secretary to the members or a particular member of the Board.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission (“SEC”) initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

To the Company’s knowledge, based solely on its review of the copies of such reports received by it with respect to fiscal 2015, or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its directors, officers and persons who own more than 10% of a registered class of the Company’s equity securities have been timely complied with.

Director Independence

The Board is currently comprised of Jerome S. Flum, Andrew J. Melnick, Jeffrey S. Geisenheimer, Joshua M. Flum and Richard J. James, all of whom, except Messrs. Jerome S. Flum and Joshua M. Flum, are “independent directors”, as defined by the SEC.

Code of Ethics

The Board has adopted a Code of Ethics for the Company’s Principal Executive Officer and Senior Financial Officers. This Code applies to the Company’s Chief Executive Officer, President and Chief Financial Officer (who also is the Company’s principal accounting officer).

The Board unanimously recommends a vote “FOR” all nominees.

PROPOSAL 2 — ADVISORY VOTE ON EXECUTIVE COMPENSATION
(ITEM NO. 2 ON THE PROXY CARD)

The Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, requires us to hold an advisory vote on the compensation of our executive officers, as disclosed in this proxy statement in accordance with the rules of the Securities and Exchange Commission, or SEC. As described elsewhere in this proxy statement, we try to design our executive officer compensation programs to attract, motivate and retain the key executives who will drive the creation of stockholder value.

Please read the “Executive Compensation” section of this proxy statement, beginning on page 3. That section of the proxy statement, which includes our executive officer compensation tables and related narrative discussion, provides details on our compensation programs and policies for our executive officers. We believe that the Company’s compensation policies and procedures do not create undue risk nor are they excessive in an amount or nature.

We are requesting stockholder approval of the compensation of our executive officers as disclosed in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our executive officers’ compensation. The vote is not intended to address any specific item of compensation, but rather the overall compensation of our executive officers and the philosophy, policies and practices described in this proxy statement.

We are asking our stockholders to indicate their support for our named executive officer compensation through the following resolution:

“RESOLVED, that the stockholders approve the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion in the Company’s proxy statement for its 2016 annual meeting.”

As provided in the Securities Exchange Act, the vote is not binding on the Board and may not be construed as overruling a decision by the Board, nor creating or implying any additional fiduciary duty by the Board, nor be construed to restrict or limit the ability of stockholders to make proposals for inclusion in proxy materials related to executive compensation.

 The Board unanimously recommends a vote “FOR” approval of the compensation of executive officers as described in the tabular disclosure regarding named executive officer compensation in this proxy statement.

PROPOSAL 3 — RATIFICATION OF THE APPOINTMENT OF COHNREZNICK LLP AS INDEPENDENT PUBLIC ACCOUNTANTS
(ITEM NO. 3 ON THE PROXY CARD)

Upon the recommendation of the Audit Committee, the Board has selected CohnReznick LLP to serve as the Company’s independent registered public accounting firm for 2016. In taking this action, the Board considered CohnReznick LLP’s independence with respect to the services to be performed and other factors, which the Board believes is advisable and in the best interest of the stockholders.

CohnReznick LLP served as the Company’s independent registered public accounting firm for the years ended December 31, 2015 and 2014, and has no financial interest of any kind in us except the professional relationship between auditor and client.

Stephen Ebinger, a partner of CohnReznick LLP, will be in attendance at the meeting.  He will have an opportunity to make a statement if he wishes to do so, and will be available to respond to appropriate questions.  We are asking the stockholders to ratify the selection of CohnReznick LLP as the Company’s independent registered public accounting firm for 2016. Although ratification is not required by the Company’s Bylaws or otherwise, the Board is submitting the selection of CohnReznick LLP to the stockholders for ratification because we value the stockholders’ views on the Company’s independent registered public accounting firm and as a matter of good corporate practice.

In the event that the stockholders fail to ratify the selection, it will be considered a recommendation to the Board to consider the selection of a different firm. Even if the selection is ratified, the Board may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and the stockholders.

The aggregate fees incurred by CohnReznick LLP for professional services rendered to the Company for the last two fiscal years are as follows:

	Fiscal Year Ended December 31,
	2015	2014
Audit fees (1)	$95,000	$92,500
Audit related fees (2)	-	-
Tax fees (3)	$10,000	$10,000
All other fees	-	-

Total fees	$105,000	$102,500

(1)	Consists of fees for services provided in connection with the audit of the Company’s financial statements and review of the Company’s quarterly financial statements.

(2)	Consists of fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees.”

(3)	Consists of fees for preparation of Federal and state income tax returns.

The engagement of CohnReznick LLP for the 2015 and 2014 fiscal years and the scope of audit-related services, including the audits and reviews described above, were all pre-approved by the Audit Committee.

The policy of the Audit Committee is to pre-approve the engagement of the Company’s independent auditors and the furnishing of all audit and non-audit services.

The Board unanimously recommends a vote “FOR” ratification of CohnReznick LLP as the Company’s independent registered public accounting firm for 2016.

STOCKHOLDER PROPOSALS

Stockholder proposals intended to be presented at the next annual meeting of stockholders pursuant to the provisions of Rule 14a-8 of the Securities and Exchange Commission, promulgated under the Securities Exchange Act of 1934, as amended, must be received at the Company’s offices in Valley Cottage, New York by February 10, 2017 for inclusion in the Company’s proxy statement and form of proxy relating to such meeting.

To be in proper form, a stockholder’s proposal or nomination must comply with Rule 14a-8 of the Securities and Exchange Commission.  A stockholder who wishes to submit a proposal or nomination is encouraged to seek independent counsel about compliance with SEC and other requirements.   The Company will not consider any proposal or nomination that does not meet the requirements of Rule 14a-8 of the Securities and Exchange Commission

OTHER BUSINESS

While the accompanying Notice of Annual Meeting of Stockholders provides for the transaction of such other business as may properly come before the meeting, we have no knowledge of any matters to be presented at the meeting other than those listed as Proposals 1, 2 and 3 in the notice. However, the enclosed proxy gives discretionary authority in the event that any other matters should be presented.

FORM 10-K

This proxy statement is accompanied by a copy of the Annual Report on Form 10-K for the year ended December 31, 2015 (excluding exhibits). We may charge a fee equal to the Company’s reasonable expenses in furnishing the exhibits.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date.  Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends	For	Withhold	For All	To withhold authority to vote for any
you vote FOR the following:	All	All	Except	individual nominee(s), mark “For All
Except” and write the number(s) of the
nominee(s) on the line below.

1.	Election of Directors	☐	☐	☐
Nominees:

01) Jerome S. Flum	02) Andrew J. Melnick	03) Jeffrey S. Geisenheimer	04) Joshua M. Flum	05) Richard J. James

The Board of Directors recommends you vote FOR proposals 2. and 3.::	For	Against	Abstain

2. To approve the compensation to the Company’s named executive officers.	☐	☐	☐

3. To ratify the selection of CohnReznick LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016.	☐	☐	☐

NOTE:  Such other business as may properly come before the meeting or any adjournment thereof.

	Yes	No

Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon.  When signing as attorney, executor, administrator, or other fiduciary, please give full title as such.  Joint owners should each sign personally.  All holders must sign.  If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Form 10-K are available at www.proxyvote.com.

CREDITRISKMONITOR.COM, INC
Annual Meeting of Stockholders
July 28, 2016
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Lawrence Fensterstock, as proxy, with the power to appoint his substitute, and hereby authorize him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of CREDITRISKMONITOR.COM, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:30 AM, EST on July 28, 2016 at 704 Executive Boulevard, Suite A, Valley Cottage, New York, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein.  If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side